UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

HUDSON EXECUTIVE INVESTMENT CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-40100	85-2617306
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable	Address Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 521-8495

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	HIIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HIIIW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Hudson Executive Investment Corp. III (the “Company”) previously presented a portion of its Class A common stock sold in its initial public offering (the “Public Shares”) as permanent equity to maintain shareholders’ equity greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. After discussion and evaluation, the Company concluded that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required by the Company to complete its initial business combination. This reclassification of equity was reflected in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2021. However, on February 8, 2022, the audit committee of the Company’s Board of Directors (the “Audit Committee”) concluded, after discussion with the Company’s management, that the Company’s (i) unaudited interim financial statements for the quarterly period ended March 31, 2021 included in the Company’s Quarterly Report on Form 10-Q, dated May 26, 2021 and filed with the SEC on May 27, 2021, and (ii) unaudited interim financial statements for the quarterly period ended June 30, 2021 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 17, 2021, should no longer be relied upon because the reclassification should have instead been characterized as a restatement under relevant accounting guidance. As a result, the Company will restate its financial statements for the affected periods in an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 17, 2021.

As noted above, the Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. Notwithstanding this classification error, the Company’s management believes that the financial statements included in its Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021 present fairly in all material respects the Company’s financial position, results of operations and cash flows for the periods presented.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company’s independent registered accounting firm.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON EXECUTIVE INVESTMENT CORP. III

Date: February 9, 2022	By:	/s/ Ira Mosberg
	Name:	Ira Mosberg
	Title:	Chief Financial Officer